UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): August 3, 2005

                                DUNE ENERGY, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-27897                   95-4737507
(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas                          77056
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (713) 888-0895


          ------------------------------------------------------------
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On August 3, 2005, Dune Energy, Inc. (the "Company") announced that, in connection with its previously announced acquisition of certain producing and non-producing oil and natural gas assets located in the Barnett Shale play in the North Texas Fort Worth Basin, from Voyager Partners, Ltd. ("Voyager"), the Company had acquired a working interest in 5 recently completed natural gas wells. The Company also reported that financing is in place and, although not closing on August 4, management of the Company is highly confident that the Company will acquire all of the properties covered by the Asset Purchase Agreement with Voyager, pending delivery of additional documentation, currently being prepared, from Voyager.

      A copy of the Company's press release dated August 3, 2005 is attached hereto.

Item 9.01 Exhibits.

      Exhibit No.        Description
      -----------        -----------

         99.1 Press Release dated August 3, 2005 announcing Company's acquisition of a working interest in 5 completed wells and providing update on closing of Voyager acquisition

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        DUNE ENERGY, INC.


DATE: August 3, 2005                    By: /s/ Alan Gaines
                                            ------------------------------------
                                            Alan Gaines
                                            Chairman and Chief Executive Officer

                                  Exhibit Index

      Exhibit No.        Description
      -----------        -----------

         99.1 Press Release dated August 3, 2005 announcing Company's acquisition of a working interest in 5 completed wells and providing update on closing of Voyager acquisition